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                                                                EXHIBIT 23.2

                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 2, 2000 relating to the financial statements and the financial statement schedules, which appear in Meditrust Corporation's and Meditrust Operating Company's Joint Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Joint Registration Statement.

                                               /s/ PricewaterhouseCoopers LLP

February 29, 2000